PRESS RELEASE

INVESTOR CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	MEDIA CONTACT: Russell Castronovo Director of Global Communications (831) 458-7598

Plantronics Announces Second Quarter 2012 Financial Results

Office and Contact Center Revenue Increase Driven by Strong Growth in Unified Communications; Company Achieves Record Operating Income; EPS Exceeds Guidance

SANTA CRUZ, CA - November 1, 2011 - Plantronics, Inc. (NYSE: PLT) today announced second quarter of fiscal year 2012 net revenues of $176.9 million compared with net revenues of $158.3 million in the second quarter of fiscal year 2011. Net revenues were within our guidance range of $172 million to $177 million provided on August 1, 2011. Plantronics' GAAP diluted earnings per share was $0.60 in the second quarter of fiscal year 2012 compared with $0.52 in the same quarter of the prior year, exceeding our guidance range of $0.51 to $0.56 as a result of higher gross margins and lower average shares outstanding during the quarter.  Non-GAAP diluted earnings per share for the second quarter of fiscal year 2012 was $0.67, up 16% compared with $0.58 in the same quarter of the prior year, also exceeding our previously provided guidance range of $0.58 to $0.63. The difference between GAAP and non-GAAP diluted earnings per share for the second quarter of fiscal year 2012 includes stock-based compensation charges and purchase accounting amortization, both net of the associated tax impact.

“The continued adoption and deployment of Unified Communications (“UC”) by enterprise customers in all major geographies contributed to an increase in Office and Contact Center (“OCC”) revenues, higher gross margin and record operating income,” stated Ken Kannappan, President & CEO.  “Product revenues related to UC deployments grew by approximately 70% compared with the prior year quarter.”

The trend of UC adoption and growth in emerging markets contributed to a 16% increase in net revenues from OCC products in the second quarter of fiscal 2012 compared to the same period in the prior year. OCC net revenues were $136.4 million in the second quarter of fiscal 2012 compared with $118.0 million in the second quarter of fiscal year 2011. Revenues of UC products were $22.4 million for the second quarter of fiscal year 2012 compared with $13.3 million in the second quarter of fiscal year 2011.

Mobile net revenues were $28.3 million in the second quarter of fiscal year 2012, an increase of 3% from $27.6 million in the second quarter of fiscal year 2011 as a result of growth in international revenues due to a more competitive product portfolio and market share gains, offset partially by a decline in the U.S. as a result of some market share loss and overall weakness in the product category.

GAAP operating income in the second quarter of fiscal year 2012 was $36.9 million, resulting in an operating margin of 20.9% as compared to $34.0 million and an operating margin of 21.5% in the same period in the prior year. Operating income exceeded our previously provided guidance of $32 million to $35 million. Non-GAAP operating income in the second quarter of fiscal year 2012 was $41.5 million, resulting in a non-GAAP operating margin of 23.5%, exceeding previously provided guidance of $37 million to $40 million.

“We finished the quarter with $349 million in cash, cash equivalents and short & long term investments after spending nearly $90 million on repurchases of our common stock, inclusive of $50 million paid under a new accelerated share repurchase program announced in August. We generated approximately $37 million in cash flows from operations in the second quarter of fiscal year 2012 and continue to have a strong financial position,” stated Barbara Scherer, SVP Finance and Administration & CFO.

Repurchase Activity

Plantronics' diluted shares outstanding in the second quarter of fiscal 2012 declined sequentially by approximately 2.3 million shares from 48.1 million to 45.7 million as a result of its repurchase programs. As of today, there are approximately 1.5 million shares remaining to be repurchased under the Company's authorized share repurchase programs, and the Company expects to complete the repurchase of these shares by the end of its current fiscal year.

Business Outlook

The following statements are based on our current expectations and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.

The December quarter has historically been a stronger quarter than the September quarter and the current bookings trend supports our belief that revenues will be in the ranges below. Plantronics' business is inherently difficult to forecast, particularly with continuing uncertainty in global economic conditions, and there can be no assurance that the incoming orders it expects to receive over the balance of the current quarter will materialize.

Plantronics has a “book and ship” business model whereby it ships most orders to customers within 48 hours of its receipt of those orders and, therefore, the level of backlog does not provide reliable visibility into potential future revenues.

Subject to the foregoing, we are currently expecting the following range of financial results for the third quarter of fiscal year 2012:

•	Net revenues of $175 million to $185 million;

•	GAAP operating income of $31 million to $37 million;

•	Non-GAAP operating income of $36 million to $41 million;

•	Assuming approximately 43.7 million diluted average weighted shares outstanding:

•	GAAP diluted earnings per share of $0.53 to $0.63;

•	Non-GAAP diluted earnings per share of $0.60 to $0.70; and

•	Diluted earnings per share cost of stock-based compensation to be approximately $0.07.

Plantronics does not intend to update these targets during the quarter or to report on its progress toward these targets. Plantronics will not comment on these targets to analysts or investors except by its press release announcing its third quarter fiscal year 2012 results or by other public disclosure. Any other statements speculating on the progress of the third quarter fiscal year 2012 will not be based on internal information and should be assessed accordingly by investors.

Dividend Announcement

Plantronics also announced that its Board of Directors declared a quarterly dividend of $0.05 per share. The dividend will be payable on December 9, 2011 to stockholders of record at the close of business on November 18, 2011.

Conference Call Scheduled to Discuss Financial Results

Plantronics has scheduled a conference call to discuss second quarter fiscal year 2012 results. The conference call will take place today, November 1, 2011 at 2:00 PM (Pacific Time). All interested investors and potential investors in Plantronics stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the "Plantronics Conference Call."  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID #92477516 will be available for 72 hours at (800) 642-1687 for callers from North America and at (706) 645-9291 for all other callers. The conference call will also be simultaneously webcast at www.plantronics.com under Investor Relations, and the webcast of the conference call will remain available on the Plantronics website for 30 days.

Use of Non-GAAP Financial Information

Plantronics has excluded non-cash expenses and charges including stock-based compensation expenses related to stock options, restricted stock and employee stock purchases and purchase accounting amortization from non-GAAP gross profit, non-GAAP operating margin, non-GAAP operating income, the non-GAAP effective tax rate, non-GAAP net income and non-GAAP earnings per diluted share.  Plantronics excludes these expenses from its non-GAAP measures primarily because Plantronics management does not believe they are part of Plantronics' target operating model.  Plantronics believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its performance and liquidity, and helps investors compare actual results to its long-term target operating model goals. Plantronics believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods, however non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating margin, operating income, the effective tax rate, net income or earnings per share prepared in accordance with GAAP.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) our outlook for the UC market; (ii) our estimates of GAAP and non-GAAP financial results for the third quarter of fiscal 2012, including net revenues, operating income and diluted earnings per share; (iii) our estimated diluted earnings per share cost of stock-based compensation for the third quarter of fiscal 2012; (iv) our estimate of the diluted weighted average shares outstanding in the third quarter of fiscal 2012; (v) our expectation to complete the repurchase of approximately 1.5 million shares by the end of our current fiscal year; and, (vi) trends and our predictions regarding ordering patterns for the third quarter of fiscal 2012, as well as other matters discussed in this press release that are not purely historical data. Plantronics does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•	economic conditions in both the domestic and international markets;

•
our ability to realize our UC plans and to achieve the financial results projected to arise from UC adoption could be adversely affected by the following factors: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) UC solutions may not be adopted with the breadth and speed in the marketplace that we currently anticipate; (iii) the development of UC solutions is technically complex and this may delay or obstruct our ability to introduce solutions to the market on a timely basis and that are cost effective, feature rich, stable and attractive to our customers; (iv) as UC becomes more widely adopted we anticipate that competition for market share will increase, and some competitors may have superior technical and economic resources; and, (v) our plans are dependent upon adoption of our UC solution by major platform providers such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., Alcatel-Lucent, and IBM, and we have a limited ability to influence such providers with respect to the functionality of their platforms, their rate of deployment, and their willingness to integrate their platforms with our solutions, and our support expenditures may substantially increase over time due to the complex nature of the platforms developed by the major UC providers as these platforms continue to evolve and become more commonly adopted; failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have and could negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers; and,

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, the inherent risks of our substantial foreign operations, and problems which might affect our manufacturing facilities in Mexico.

For more information concerning these and other possible risks, please refer to Plantronics' Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 31, 2011, quarterly reports filed on Form 10-Q and other filings with the Securities and Exchange Commission, as well as recent press releases. These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited GAAP to Non-GAAP Consolidated Statements of Operations Reconciliations for the Three and Six Months ended September 30, 2011 and September 30, 2010

•	Summary Unaudited Statements of Operations and Related Data on a Non-GAAP Basis

About Plantronics

Plantronics is a global leader in audio communications for businesses and consumers. We have pioneered new trends in audio technology for 50 years, creating innovative products that allow people to simply communicate. From Unified Communication solutions to Bluetooth headsets, we deliver uncompromising quality, an ideal experience, and extraordinary service. Plantronics is used by every company in the Fortune 100, as well as 911 dispatch, air traffic control and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics, the logo design, Simply Smarter Communications and Clarity are trademarks or registered trademarks of Plantronics, Inc. The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license. All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net revenues	$176,948	$158,255	$352,548	$328,940
Cost of revenues	77,982	72,296	159,524	153,533
Gross profit	98,966	85,959	193,024	175,407
Gross profit %	55.9%	54.3%	54.8%	53.3%

Research, development and engineering	17,651	15,206	34,557	30,107
Selling, general and administrative	44,418	36,742	86,534	75,428
Total operating expenses	62,069	51,948	121,091	105,535
Operating income	36,897	34,011	71,933	69,872
Operating income %	20.9%	21.5%	20.4%	21.2%

Interest and other income (expense), net	(58)	1,017	583	635
Income before income taxes	36,839	35,028	72,516	70,507
Income tax expense	9,318	9,599	18,264	19,132
Net income	$27,521	$25,429	$54,252	$51,375

% of net revenues	15.6%	16.1%	15.4%	15.6%

Earnings per common share:
Basic	$0.62	$0.54	$1.19	$1.08
Diluted	$0.60	$0.52	$1.16	$1.05

Shares used in computing earnings per common share:
Basic	44,556	47,087	45,664	47,607
Diluted	45,717	48,524	46,950	49,148

Effective tax rate	25.3%	27.4%	25.2%	27.1%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	September 30,	March 31,
	2011	2011
ASSETS
Cash and cash equivalents	$185,377	$284,375
Short-term investments	104,582	145,581
Total cash, cash equivalents and short-term investments	289,959	429,956
Accounts receivable, net	103,026	103,289
Inventory, net	60,717	56,473
Deferred tax asset	12,264	11,349
Other current assets	14,356	16,653
Total current assets	480,322	617,720
Long-term investments	59,030	39,332
Property, plant and equipment, net	74,249	70,622
Goodwill and purchased intangibles, net	14,531	14,861
Other assets	2,108	2,112
Total assets	$630,240	$744,647
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$25,112	$33,995
Accrued liabilities	51,329	59,607
Total current liabilities	76,441	93,602
Deferred tax liability	5,632	3,526
Long-term income taxes payable	13,436	11,524
Revolving line of credit	17,500	—
Other long-term liabilities	1,080	1,143
Total liabilities	114,089	109,795
Stockholders' equity	516,151	634,852
Total liabilities and stockholders' equity	$630,240	$744,647

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Six Months Ended
	September 30, 2011				September 30, 2011
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$176,948	$—		$176,948	$352,548	$—		$352,548
Cost of revenues	77,982	(621)	(1)	77,361	159,524	(1,292)	(1)	158,232
Gross profit	98,966	621		99,587	193,024	1,292		194,316
Gross profit %	55.9%			56.3%	54.8%			55.1%

Research, development and engineering	17,651	(1,028)	(2)	16,623	34,557	(1,975)	(2)	32,582
Selling, general and administrative	44,418	(2,992)	(1)	41,426	86,534	(5,749)	(1)	80,785
Total operating expenses	62,069	(4,020)		58,049	121,091	(7,724)		113,367
Operating income	36,897	4,641		41,538	71,933	9,016		80,949
Operating income %	20.9%			23.5%	20.4%			23.0%

Interest and other income (expense), net	(58)	—		(58)	583	—		583
Income before income taxes	36,839	4,641		41,480	72,516	9,016		81,532
Income tax expense	9,318	1,491	(3)	10,809	18,264	2,847	(3)	21,111
Net income	$27,521	$3,150		$30,671	$54,252	$6,169		$60,421

% of net revenues	15.6%			17.3%	15.4%			17.1%

Diluted earnings per common share	$0.60			$0.67	$1.16			$1.29
Shares used in diluted earnings per share calculations	45,717			45,717	46,950			46,950

(1)	Excluded amount represents stock-based compensation and purchase accounting amortization.

(2)	Excluded amount represents stock-based compensation.

(3)	Excluded amount represents tax benefit from stock-based compensation and purchase accounting amortization.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as stock-based compensation expenses related to stock options, restricted stock and employee stock purchases, purchase accounting amortization, impairment of goodwill and long-lived assets, tax benefits from the expiration of certain statutes of limitations, and restructuring and other related charges. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by Plantronics may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Six Months Ended
	September 30, 2010				September 30, 2010
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$158,255	$—		$158,255	$328,940	$—		$328,940
Cost of revenues	72,296	(777)	(1)	71,519	153,533	(1,530)	(1)	152,003
Gross profit	85,959	777		86,736	175,407	1,530		176,937
Gross profit %	54.3%			54.8%	53.3%			53.8%

Research, development and engineering	15,206	(993)	(1)	14,213	30,107	(1,971)	(1)	28,136
Selling, general and administrative	36,742	(2,551)	(1)	34,191	75,428	(4,964)	(1)	70,464
Total operating expenses	51,948	(3,544)		48,404	105,535	(6,935)		98,600
Operating income	34,011	4,321		38,332	69,872	8,465		78,337
Operating income %	21.5%			24.2%	21.2%			23.8%

Interest and other income, net	1,017	—		1,017	635	—		635
Income before income taxes	35,028	4,321		39,349	70,507	8,465		78,972
Income tax expense	9,599	1,421	(2)	11,020	19,132	2,599	(2)	21,731
Net income	$25,429	$2,900		$28,329	$51,375	$5,866		$57,241

% of net revenues	16.1%			17.9%	15.6%			17.4%

Diluted earnings per common share	$0.52			$0.58	$1.05			$1.16
Shares used in diluted earnings per share calculations	48,524			48,524	49,148			49,148

(1)	Excluded amount represents stock-based compensation and purchase accounting amortization.

(2)	Excluded amount represents tax benefit from stock-based compensation and purchase accounting amortization.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as stock-based compensation expenses related to stock options, restricted stock and employee stock purchases, purchase accounting amortization, impairment of goodwill and long-lived assets, tax benefits from the expiration of certain statutes of limitations, and restructuring and other related charges. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by Plantronics may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Summary of Unaudited Statements of Operations and Related Data - Non-GAAP
($ in thousands, except per share data)
	Q111	Q211	Q311	Q411	Q112	Q212
Net revenues	$170,685	$158,255	$181,585	$173,077	$175,600	$176,948
Cost of revenues	80,484	71,519	84,990	80,394	80,871	77,361
Gross profit	90,201	86,736	96,595	92,683	94,729	99,587
Gross profit %	52.8%	54.8%	53.2%	53.6%	53.9%	56.3%
Research, development and engineering	13,923	14,213	15,406	15,800	15,959	16,623
Selling, general and administrative	36,273	34,191	40,604	42,095	39,359	41,426
Gain from litigation settlement	—	—	—	(5,100)	—	—
Operating expenses	50,196	48,404	56,010	52,795	55,318	58,049
Operating income	40,005	38,332	40,585	39,888	39,411	41,538
Operating income %	23.4%	24.2%	22.4%	23.0%	22.4%	23.5%
Income before income taxes	39,623	39,349	40,565	39,217	40,052	41,480
Income tax expense	10,711	11,020	7,983	9,681	10,302	10,809
Income tax expense as a percent of income before taxes	27.0%	28.0%	19.7%	24.7%	25.7%	26.1%
Net income	$28,912	$28,329	$32,582	$29,536	$29,750	$30,671
Diluted earnings per share	$0.58	$0.58	$0.66	$0.60	$0.62	$0.67
Diluted shares outstanding	49,714	48,524	49,431	49,464	48,060	45,717

Net revenues from unaffiliated customers:
Office and Contact Center	$117,580	$117,951	$122,949	$131,992	$130,999	$136,395
Mobile	38,657	27,581	43,208	28,084	32,164	28,341
Gaming and Computer Audio	9,325	8,179	10,544	8,688	7,395	8,381
Clarity	5,123	4,544	4,884	4,313	5,042	3,831
Total net revenues	$170,685	$158,255	$181,585	$173,077	$175,600	$176,948

Net revenues by geographic area from unaffiliated customers:
Domestic	$103,992	$96,100	$104,299	$95,901	$100,291	$101,196
International	66,693	62,155	77,286	77,176	75,309	75,752
Total net revenues	$170,685	$158,255	$181,585	$173,077	$175,600	$176,948

Balance Sheet accounts and metrics:
Accounts receivable, net	$96,850	$94,989	$111,514	$103,289	$108,516	$103,026
Days sales outstanding (DSO)	51	54	55	54	56	52
Inventory, net	$78,224	$69,845	$64,032	$56,473	$57,697	$60,717
Inventory turns	4.1	4.1	5.3	5.7	5.6	5.1